FOR IMMEDIATE RELEASE:

SERVICE CORPORATION INTERNATIONAL
TO ACQUIRE STEWART ENTERPRISES, INC.

HOUSTON, Texas, May 29, 2013 . . . Service Corporation International (NYSE: SCI) announced today the signing of a definitive agreement with Stewart Enterprises, Inc. (Nasdaq GS: STEI) to acquire all of Stewart’s outstanding shares of Class A and Class B common stock for $13.25 per share in cash.  The acquisition, which has been approved by the Board of Directors of both companies, has an enterprise value of $1.4 billion.

Tom Ryan, SCI’s President and Chief Executive Officer, commented on the announcement today:  “We are very pleased to announce this agreement to merge Stewart Enterprises into our Company.  Throughout its 100 year history, and for the last five decades of Frank Stewart’s tremendous leadership, Stewart Enterprises has compiled an impressive portfolio of high quality funeral homes and cemeteries across North America.  This network of funeral homes and cemeteries, led by Stewart’s outstanding 4,800 associates, enjoys a tremendous leadership position in their communities with a reputation of providing families with superior and compassionate service.  We are extremely excited by the prospect of working alongside the Stewart associates and continuing to build on their success.”

The acquisition will expand SCI’s unparalleled network in the highly fragmented funeral and cemetery industry in North America.  The combined company is expected to have pro forma revenue of nearly $3 billion and a pro forma backlog of future preneed revenue exceeding $9 billion. The two companies have 2,168 locations in 48 states, eight Canadian provinces and Puerto Rico. These locations include 1,653 funeral homes and 515 cemeteries, of which 282 are combination locations.

The acquisition is subject to customary closing conditions, which include the approval from Stewart’s shareholders and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Act. Concurrently with the signing of the definitive agreement today, SCI entered into a voting agreement with Frank B. Stewart, Jr., pursuant to which Mr. Stewart agreed to vote in favor of the acquisition. SCI anticipates the closing of the acquisition late in this calendar year or early in 2014.

SCI has a proven track record of successfully integrating large acquisitions and delivering or exceeding its expected synergies.  SCI expects to generate approximately $60 million in annual cost savings from the combined companies.  These synergies are anticipated to be fully realized over a 24 month period after the closing date.  The synergies are generally expected to be comprised of reduced back-office systems and infrastructure costs, elimination of duplicate public company and management structure costs, and improved purchasing power.  Material workforce reductions at the field operating level are not expected.  While SCI clearly understands the need to combine the two companies efficiently, it intends to maintain an infrastructure presence within Stewart’s base of New Orleans, Louisiana.  SCI estimates it will incur cash costs of approximately $30 million to generate these synergies over the two year period after the closing of this transaction.

SCI believes the acquisition is well-aligned with its long-term strategy of delivering sustainable growth and enhancing shareholder value.  Excluding anticipated one-time implementation, financing and closing costs, the acquisition is expected to be immediately accretive to normalized earnings per share and adjusted cash flows from operations.  SCI also expects the acquisition to generate a compelling return that is consistent with its capital deployment strategy.

SCI has received a commitment to finance the acquisition from JPMorgan Chase Bank, N.A. that, together with cash on hand, will be sufficient to consummate the acquisition.  J.P. Morgan Securities LLC and Shearman & Sterling LLP have served as financial and legal advisors, respectively, to SCI. SCI believes the strong cash flow and balance sheet of the combined company will support continued investment in growth initiatives as well as facilitate deleveraging post-close.  SCI anticipates the continuation of its regular quarterly cash dividends.

Conference Call Information

We will host a conference call this morning at 9:00 a.m. Central Time to discuss this transaction.  An accompanying investor presentation will be available for download on our website at www.sci-corp.com under the investor relations page.  The conference call dial-in number is (847) 619-6250 with the passcode of 34987151. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com.  A replay of the conference call will be available through June 28, 2013 and can be accessed at (630) 652-3042 with the passcode of 34987151#.  Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Additional Information About This Transaction

In connection with the proposed transaction, Stewart Enterprises will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the proxy statement, as well as other filings containing information about Stewart Enterprises and SCI, free of charge, at the website maintained by the SEC at www.sec.gov.  Copies of the proxy statement and other filings made by Stewart Enterprises with the SEC can be obtained, free of charge, by directing a request to Stewart Enterprises, Inc., 1333 South Clearview Parkway, Jefferson, Louisiana 70121, Attention: Corporate Secretary. Filings made by SCI with the SEC can also be obtained, free of charge, by directing a request to Service Corporation International, 1929 Allen Parkway, Houston, Texas 77019, Attention: Corporate Secretary.  For more information about Service Corporation International, please visit our website at www.sci-corp.com.  For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

Participants In The Solicitation

The directors and executive officers of Stewart Enterprises, Inc. and SCI and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Stewart Enterprises’ directors and executive officers is available in its annual proxy statement filed with the SEC on February 22, 2013. Information regarding SCI’s directors and executive officers is available in its annual proxy statement filed with the SEC on March 28, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

Forward-Looking Statements

Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. Readers are cautioned that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving SCI and Stewart Enterprises, including future financial and operating results, the combined company’s plans, objectives, synergies, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Stewart Enterprises’ shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers. Additional factors that may affect future results are contained in SCI’s filings with the SEC, which are available at www.sci-corp.com.  SCI disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America’s leading provider of deathcare products and services.  At March 31, 2013, we owned and operated 1,437 funeral homes and 374 cemeteries (of which 213 are combination locations) in 43 states, eight Canadian provinces and the District of Columbia.  Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction.  For more information about Service Corporation International, please visit our website at www.sci-corp.com.  For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

SCI Contacts

Investors:	Debbie Young / Investor Relations
(713) 525-9088
debbie.young@sci-us.com

Media:	Lisa Marshall / Corporate Communications
(713) 525-3066
lisa.marshall@sci-us.com